As filed with the Securities and Exchange Commission on December 27, 2006

Registration No. 333-98543

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7389	74-3032373
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6600 Wall Street

Mobile, Alabama 36695

(251) 639-8100

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

CPSI 401(K) RETIREMENT PLAN

(Full title of the plan)

With a Copy to:
J. BOYD DOUGLAS	GREGORY S. CURRAN
President and Chief Executive Officer	Maynard, Cooper & Gale, P.C.
Computer Programs and Systems, Inc.	1901 Sixth Avenue North
6600 Wall Street	Suite 2400
Mobile, Alabama 36695	Birmingham, Alabama 35203
(251) 639-8100	(205) 254-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

On August 22, 2002, Computer Programs and Systems, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8, Registration No. 333-98543 (the “Registration Statement”), covering 400,000 shares of common stock, par value $0.001 per share (the “Common Stock”), to be purchased pursuant to the CPSI 401(k) Retirement Plan (the “Plan”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement also covered an indeterminate amount of interests to be offered or sold pursuant to the Plan.

Pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this post-effective Amendment No. 1 to the Registration Statement (the “Amendment”) with the Commission in order to deregister 364,204 shares of Common Stock that were previously registered on the Registration Statement and that remained unsold at the termination of the offering. This Amendment also deregisters the Plan interests that remained unsold at the termination of the offering. The Registrant is deregistering these shares and interests because, effective October 26, 2006, the Registrant permanently removed Common Stock as an investment option in the Plan, and all employee holdings of Common Stock under the Plan were transferred to other investments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, as of the 27th day of December, 2006.

COMPUTER PROGRAMS AND SYSTEMS, INC.

By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Dye* David A. Dye	Chairman of the Board and Director	December 27, 2006

/s/ J. Boyd Douglas J. Boyd Douglas	President and Chief Executive Officer and Director	December 27, 2006

/s/ M. Stephen Walker M. Stephen Walker	Vice President - Finance and Chief Financial Officer	December 27, 2006

/s/ Darrell G. West* Darrell G. West	Controller (principal accounting officer)	December 27, 2006

/s/ John Morrissey* John Morrissey	Director	December 27, 2006

/s/ M. Kenny Muscat* M. Kenny Muscat	Director	December 27, 2006

/s/ Ernest F. Ladd, III* Ernest F. Ladd, III	Director	December 27, 2006

/s/ W. Austin Mulherin, III* W. Austin Mulherin, III	Director	December 27, 2006

/s/ William R. Seifert, II* William R. Seifert, II	Director	December 27, 2006

*By:	/s/ M. Stephen Walker M. Stephen Walker (attorney-in-fact)	December 27, 2006

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, Alabama, as of the 27th day of December, 2006.

CPSI 401(k) RETIREMENT PLAN

By: Computer Programs and Systems, Inc., Plan Administrator

By:	/s/ M. Stephen Walker
M. Stephen Walker
Vice President - Finance and
Chief Financial Officer

INDEX TO EXHIBITS

No.	Item

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-98543) filed July 31, 2002, as amended).